Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Carrier Access Corporation:

We consent to the incorporation by reference in this registration statement (No. 333-114108) on Form S-3 of Carrier Access Corporation (the Company) of our report dated March 12, 2004 with respect to the consolidated balance sheets of Carrier Access Corporation as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2003 of Carrier Access Corporation, and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

/s/ KPMG LLP

KPMG LLP

Boulder, Colorado
May 24, 2004